EXHIBIT 10.2

                               Employment Contract

The following are the specified terms of this employment contract entered into on this day of February 7, 2000 between Terry Eilers and eTotalSource.com, Inc.,
(eTS) a California Corporation. The principal place of business is 1510 Poole Blvd, Suite 207, Yuba City, CA 95993. Both parties agree they have the legal authority to enter into this contract and that the recitals contained herein are an accurate representation of both parties positions.

Position:            Employee shall perform the duties as Chief Executive
                     Officer and Chairman of the Board.

Salary: $150,000.00 per year / $12,500 per month. Balance of unpaid salary shall be recorded in a note or preferred stock may be substituted for payment at a rate of $1 per share for each unpaid $1 of salary. This option shall be that of the employee and shall be completed on a quarterly basis.

Auto Allowance:      $750 per month or a car, plus actual expenses for any and
                     all fuel, service, insurance and other related auto expenses. If auto allowance is not paid due to lack of company revenues, balance of unpaid car allowance and expenses shall be recorded in a note. Preferred stock may be substituted for payment at a rate of $1 per share for each unpaid $1 of allowance. This option shall be that of the employee and shall be completed on a quarterly basis.

Company Related
Expenses All travel and other expenses related to eTS business activities shall be paid by the company. Unless not accepted, eTS American Express or other charge card shall be used for all expenses.

Medical: eTS shall provide full medical benefits available through the company. Any new benefits that become available during this contract shall be offered to employee.

Vacation:            4 weeks per year and shall be rolled over into the next
                     year if not used.

Sales Commission:    10% on sales. An additional 5% shall be made available as
                     an override for payment of referral commission to individuals who may assist employee in specific sales activities.


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Bonus:               $5 - 10 million company gross revenues - 50,000 shares or
                     $50,000 at employee option.
                     $10 - 15 million company gross revenues - 250,000 shares or $250,000 at employee option.
                     $Above $15 million company gross revenues - 500,000 shares or $500,000 at employee option.

Term of Contract:    36 month
                     Effective date: February 7, 2000
                     Buyout Provision: Yes

Place of Employment: eTS Corporate Headquarters
                     1510 Poole Blvd
                     Yuba City, CA 95993

This contract can only be amended in a subsequent written agreement signed by an officer of eTS and Terry Eilers.

The corporation, with the approval of the Board of Directors, may cancel this contract upon 30 days written notice to Terry Eilers, however buyout provision will apply. Terry Eilers may cancel this contract upon 30 days written notice to the Board of Directors of eTS, however, buyout provision may be renegotiated by eTS and Terry Eilers.

This contract is entered into at 1510 Poole Blvd, Suite 207, Yuba City, County of Sutter, California, on the 7th day of February 2000 by and between eTotalSource.com, Inc. and Terry Eilers.


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     ETotalSource.com, Inc. Officer                    Printed Name


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               Terry Eilers                            Printed Name


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                 Witness                               Printed Name

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                        Amendment to Employment Contract

For consideration, eTotalSource is extending the Employment Contract for Terry Eilers, dated February 7, 2000, to December 31, 2005 with the same terms and conditions in the original Employment Contract.


      /s/ Terry Eilers                                        11/15/04
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         Terry Eilers                                           Date

      /s/ eTotalSource                                        11/15/04
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         eTotalSource                                           Date